U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES AND EXCHANGE ACT OF 1934

                           May 19, 2004
                   --------------------------------
                   (Date of earliest event reported)


                      Commission File #0-11078

                  THE AMERICAN EDUCATION CORPORATION
----------------------------------------------------------------
(Exact name of small business issuer as specified in its charter)

             Nevada                          73-1621446
---------------------------------    ---------------------------------
  (State or other jurisdiction       (IRS Employer Identification No.)
of incorporation or organization)

              7506 North Broadway Extension, Suite 505
                      Oklahoma City, OK  73116
              ----------------------------------------
              (Address of principal executive offices)

                           (405) 840-6031
                     ---------------------------
                     (Issuer's telephone number)


Item 5.  Other events.

On May 19, 2004, The American Education Corporation issued the press release attached hereto as Exhibit 99.1 titled "THE AMERICAN EDUCATION CORPORATION'S PRODUCTS FEATURED IN A NORTH CAROLINA DEPARTMENT OF INSTRUCTION BEST PRACTICES VIDEO."

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Item 7.  Financial Statements and Exhibits.

        (c) Exhibits.

            99.1:  Company press release titled "THE AMERICAN
                   EDUCATION CORPORATION'S PRODUCTS FEATURED IN
                   A NORTH CAROLINA DEPARTMENT OF INSTRUCTION BEST PRACTICES VIDEO" dated May 18, 2004.




                              SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on May 21, 2004.

                                  THE AMERICAN EDUCATION CORPORATION


Date:  May 21, 2004                By:  /s/ Jeffrey E. Butler
                                   --------------------------
                                   Jeffrey E. Butler
                                   President, Chief Executive Officer

------------------ --------------------------------------------------

Exhibit No.

     99.1  Company press release titled "THE AMERICAN EDUCATION
           CORPORATION'S PRODUCTS FEATURED IN A NORTH CAROLINA DEPARTMENT OF INSTRUCTION BEST PRACTICES VIDEO" dated May 18, 2004.


                             PRESS RELEASE


For further information contact:

Jeffrey E. Butler                    or                Geralyn DeBusk
The American Education Corporation     Halliburton Investor Relations
800-34APLUS or 800-222-2811                              972-458-8000
E-mail: jeb@amered.com
URL: www.amered.com

For Immediate Release

       THE AMERICAN EDUCATION CORPORATION'S PRODUCTS FEATURED IN A NORTH CAROLINA DEPARTMENT OF INSTRUCTION BEST PRACTICES VIDEO

Oklahoma City, May 18, 2004: The American Education Corporation (AEC) (OTC/BB: AEDU) today announced that its award-winning A+nyWhere Learning System(r) (A+LS) educational software is featured in a recently released video clip produced by the North Carolina Department of Public Instruction. This video publication is designed to provide information to North Carolina schools on successful practices and instructional resources to aid in improved school performance. The streaming video clip is available at www.amered.com/customers.php.

Commenting on the video release, Jeffrey E. Butler, Chief Executive Officer of the Company, stated, "We are pleased that our products are receiving recognition in this important state where we have been historically successful. The Company's installed base in the state exceeds 340 schools and represents an approximate 9.5% penetration of the state's K-12 school building market.

"The video clip features interviews with administrative personnel and educators at the Lumberton, NC high school. It reviews how teachers successfully use the Company's A+nyWhere Learning System software in a wireless lab for assessment, lesson assignment, management of instruction and student academic performance data. It's clear that this school is utilizing the full capabilities of this product, including many of its advanced features, such as online teacher and student access from home
for lesson management and homework assignments.   The Lumberton
educators' understanding of A+LS's capabilities and features, which is demonstrated by this school and its personnel, is most exciting. It is an outstanding example of a school's use of instructional technology in dealing with academic performance. In addition, it speaks volumes about this Company's commitment to the after-sales support of training and staff development," he concluded.

The Company's Java-based technology, the A+nyWhere Learning System, registered, Versions 3.0 and 4.0 of educational software products, provides for an integrated offering of grade levels 1-12 software for Reading, Mathematics, Language Arts, Science, Writing, History, Government, Economics and Geography. In addition, the Company provides assessment testing and instructional content for the General Educational Development (GED) test. All company products are designed to provide for LAN, WAN and Internet delivery options. The Company has developed a computer adaptive, companion academic skill assessment testing tool to provide educators with the resources to more effectively use the Company's curriculum content aligned to important state and national academic standards. Spanish-language versions are available for Mathematics and Language Arts for grade levels 1-8. The Company's curriculum content is aligned to the other third party digital resources such as the World Book Multimedia Encyclopedia and GoKnow's scientifically based, Internet accessible curriculum and reference materials, which may be accessed directly from A+LS lessons. The A+LS comprehensive family of educational software is now in use in over 11,000 schools, centers of adult literacy, colleges and universities, and correctional institutions in the U.S., UK and other international locations. A+dvancer Online Courseware, trademark, the Company's new diagnostic, prescriptive test and online developmental curriculum offering, is aligned to ACCUPLACER OnLine, registered, the leading college placement test for students requiring developmental support to enroll in full-credit secondary coursework in mathematics, reading, algebra and writing. All company products are designed to maximize instructional effectiveness and to comply with The No Child Left Behind Act of 2001.


The American Education Corporation
May 18, 2004
Page 2


ACCUPLACER and ACCUPLACER OnLine are either trademarks or registered trademarks owned by the College Entrance Examination Board, New York, NY.

Note: Certain matters discussed above concerning the future performance of the Company are forward-looking statements intended to qualify for the safe harbors from liabilities established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified as such by words such as "believes," "anticipates," "plans," "expects" or words of similar import. The future performance of the Company is subject to a number of factors including, but not limited to, general economic conditions, competitive activity and funding available to schools.

                   THE AMERICAN EDUCATION CORPORATION
                        7506 BROADWAY EXTENSION
                        OKLAHOMA CITY, OK 73116
                             1-800-34APLUS
                            www.amered.com

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